UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025 (February 25, 2025)

Emerson Electric Co.
(Exact name of registrant as specified in its charter)

Missouri	1-278	43-0259330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8027 Forsyth Blvd., St. Louis, Missouri 63105
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (314) 553-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.50 par value per share	EMR	New York Stock Exchange NYSE Chicago
1.250% Notes due 2025	EMR 25A	New York Stock Exchange
2.000% Notes due 2029	EMR 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Euro-Denominated Notes Offering

On February 25, 2025, Emerson Electric Co. (the “Company”) entered into a pricing agreement (the “Euro Notes Pricing Agreement”) dated February 25, 2025 (incorporating the Underwriting Agreement Standard Provisions dated February 25, 2025 (the “Euro Notes Standard Provisions”)) with J.P. Morgan Securities plc, Goldman Sachs & Co. LLC and Merrill Lynch International, as representatives of the several underwriters named in Schedule I thereto (together, the “Euro Notes Underwriters”), in connection with the public offering of €500,000,000 aggregate principal amount of the Company’s 3.000% Notes due 2031 (the “2031 Notes”) and €500,000,000 aggregate principal amount of the Company’s 3.500% Notes due 2037 (the “2037 Notes”).  The 2031 Notes are being sold to the Euro Notes Underwriters at an issue price of 99.561% of the principal amount thereof, and the Euro Notes Underwriters offered the 2031 Notes to the public at a price of 99.936% of the principal amount thereof. The 2037 Notes are being sold to the Euro Notes Underwriters at an issue price of 99.270% of the principal amount thereof, and the Euro Notes Underwriters offered the 2037 Notes to the public at a price of 99.770% of the principal amount thereof. The closing of the transaction is subject to customary closing conditions and is expected to occur on March 4, 2025.  The Company is in the process of applying to list the 2031 Notes and the 2037 Notes on the New York Stock Exchange.

The 2031 Notes and the 2037 Notes are expected to be issued on March 4, 2025, pursuant to an indenture dated as of December 10, 1998 (the “Base Indenture”), between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association (successor to The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York Mellon (formerly known as The Bank of New York))), as trustee (the “Trustee”), as supplemented by a Third Supplemental Indenture to be dated as of March 4, 2025 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Euro Notes Indenture”) between the Company and the Trustee.  Pursuant to an Agency Agreement to be dated as of March 4, 2025 (the “Agency Agreement”) relating to the 2031 Notes and the 2037 Notes, the Company will appoint U.S. Bank Europe DAC, UK Branch to act as paying agent for the 2031 Notes and the 2037 Notes and U.S. Bank Trust Company, National Association to act as registrar and transfer agent for the 2031 Notes and the 2037 Notes.

U.S. Dollar-Denominated Notes Offering

Also on February 25, 2025, the Company entered into a pricing agreement (the “Dollar Notes Pricing Agreement”) dated February 25, 2025 (incorporating the Underwriting Agreement Standard Provisions dated February 25, 2025 (the “Dollar Notes Standard Provisions”)) with J.P. Morgan Securities, LLC, Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named in Schedule I thereto (together, the “Dollar Notes Underwriters” and, together with the Euro Notes Underwriters, the “Underwriters”), in connection with the public offering of $500,000,000 aggregate principal amount of the Company’s 5.000% Notes due 2035 (the “2035 Notes” and, together with the 2031 Notes and the 2037 Notes, the “Notes”).  The 2035 Notes are being sold to the Dollar Notes Underwriters at an issue price of 99.454% of the principal amount thereof, and the Dollar Notes Underwriters offered the 2035 Notes to the public at a price of 99.904% of the principal amount thereof. The closing of the transaction is subject to customary closing conditions and is expected to occur on March 4, 2025.

The 2035 Notes are expected to be issued on March 4, 2025, pursuant to the Base Indenture.

The Notes are being offered and sold pursuant to the Company’s automatic shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-275526), filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2023. The Company has filed with the SEC a prospectus supplement, dated February 25, 2025, together with the accompanying prospectus, dated November 13, 2023, related to the offering and sale of the 2031 Notes and the 2037 Notes, and a prospectus supplement, dated February 25, 2025, together with the accompanying prospectus, dated November 13, 2023, related to the offering and sale of the 2035 Notes.  This Current Report on Form 8‑K adds exhibits to that Registration Statement. This Current Report is not an offer to sell, nor a solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

The Company expects the net proceeds from the offerings of the Notes to be approximately $1,536.7 million (based with respect to the 2031 Notes and 2037 Notes upon a euro/U.S. dollar exchange rate as of February 21, 2025 of €1.00 = $1.0455, as published by the Board of Governors of the Federal Reserve System), before deducting estimated expenses of the offerings. The Company expects to use the net proceeds for general corporate purposes, the repayment of the Company’s commercial paper borrowings and to fund a portion of the purchase price and payment of related fees and expenses incurred in connection with the Company’s proposed acquisition of the outstanding shares of common stock of Aspen Technology, Inc. (“AspenTech”) not already owned by the Company or its affiliates (the “AspenTech Transaction”). There can be no assurance that the conditions to the completion of the AspenTech Transaction will be satisfied or waived in a timely manner or on the terms anticipated, or that the AspenTech transaction will be completed at all. The offering of the Notes is not conditioned upon the completion of the AspenTech Transaction.

Prior to maturity, the Company may redeem any or all of the Notes at any time at the redemption prices described in the Notes.

From time to time, we may enter into other banking relationships with the Trustee or its affiliates. An affiliate of the Trustee also serves as the transfer agent for our common stock.

Certain of the Underwriters and/or their affiliates may hold our commercial paper and, accordingly, may receive a portion of the net proceeds of these offerings and any concurrent offering in connection with the repayment of commercial paper. Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, other commercial banking, financial advisory, investment banking, lending and other commercial dealings in the ordinary course of their business with us or our affiliates, including participating as lenders under our backup credit facility and/or our unsecured $3.0 billion 364-day revolving credit facility dated February 11, 2025 (the “364-Day Credit Facility”).  In particular, JPMorgan Chase Bank, N.A., Bank of America, N.A. and Goldman Sachs Bank USA, affiliates of certain of the Underwriters, are acting as lenders and agents under our 364-Day Credit Facility. In addition, Goldman Sachs & Co. LLC is providing financial advisory services to us in connection with the AspenTech Transaction.

The above description of the Euro Notes Standard Provisions, the Euro Notes Pricing Agreement, the Dollar Notes Standard Provisions, the Dollar Notes Pricing Agreement and the Notes is qualified in its entirety by reference to the Euro Notes Standard Provisions, the Euro Notes Pricing Agreement, the Dollar Notes Standard Provisions, the Dollar Notes Pricing Agreement, the Base Indenture, the Euro Notes Indenture and the forms of Notes, each of which is incorporated by reference into the Registration Statement. The Original Indenture was filed with the SEC as Exhibit 4(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 1998. The Euro Notes Standard Provisions, the Euro Notes Pricing Agreement, the Dollar Notes Standard Provisions, the Dollar Notes Pricing Agreement, the form of the Third Supplemental Indenture, the form of the Agency Agreement and the forms of each series of the Notes are attached to this Current Report on Form 8-K as Exhibit 1.1, Exhibit 1.2, Exhibit 1.3, Exhibit 1.4, Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 4.4, and Exhibit 4.5, respectively.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement Standard Provisions dated February 25, 2025, with respect to the 2031 Notes and the 2037 Notes.
1.2
Pricing Agreement dated February 25, 2025 by and between Emerson Electric Co., J.P. Morgan Securities, LLC, Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named in Schedule I thereto (included in Exhibit 1.1 above), with respect to the 2031 Notes and the 2037 Notes.

1.3	Underwriting Agreement Standard Provisions dated February 25, 2025, with respect to the 2035 Notes.
1.4
Pricing Agreement dated February 25, 2025 by and between Emerson Electric Co., J.P. Morgan Securities plc, Goldman Sachs & Co. LLC and Merrill Lynch International, as representatives of the several underwriters named in Schedule I thereto (included in Exhibit 1.3 above), with respect to the 2035 Notes.

4.1	Form of Third Supplemental Indenture, to be dated as of March 4, 2025, by and between the Company and Computershare Trust Company, N.A., as trustee.
4.2
Form of Agency Agreement, to be dated as of March 4, 2025, by and among the Company, as issuer, U.S. Bank Europe DAC, UK Branch, as paying agent, U.S. Bank Trust Company, National Association, as registrar and transfer agent, and Computershare Trust Company, N.A., as trustee.

4.3	Form of 3.000% Notes due 2031 (included in Exhibit 4.1).
4.4	Form of 3.500% Notes due 2037 (included in Exhibit 4.1).
4.5	Form of 5.000% Notes due 2035.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2025	EMERSON ELECTRIC CO.

	By:	/s/ John A. Sperino
John A. Sperino
Vice President and Assistant Secretary